Exhibit 99.1

Veritas Farms, Inc (OTCQB:VFRM) Reports Financial Results for Quarter Ended June 30, 2020

Fort Lauderdale, FL, Aug. 25, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Veritas Farms, Inc. (OTCQB: VFRM) (“Veritas Farms” or the “Company”), a vertically integrated agribusiness focused on the production of full spectrum hemp oil products with naturally occurring cannabinoids, is pleased to announce that the Company has reported its operating results for the quarter and six months ended June 30, 2020, through the filing of its Quarterly Report on Form 10-Q with the SEC. The report, as well as the Company’s other periodic filings with the SEC, may be viewed at www.sec.gov.

Selected Financial Highlights – Six Months Ended June 30, 2020, and Quarter Ended June 30, 2020

●	Total Revenue of $3,363,699 in 2020 vs $4,496,275 in 2019

●	Total Revenue of $2,209,388 in Q2-2020 vs $2,971,345 in Q2-2019

●	Tripled e-commerce revenue in Q2 2020 vs Q2 2019

●	Doubled e-commerce revenue in Q2 2020 vs Q1 2020

●	Gross Profit of $1,208,347 in Q2-2020 vs $1,523,413 in Q2-2019

●	Inventory of $6,465,507 in Q2-2020 vs $6,600,455 in Q2-2019

●	Cost of sales of $1,001,041 in Q2-2020 vs $1,447,932 in Q2-2019

●	Reduced SG&A Expenses by $926,120 per month from Q4-2019 2019 and $165,522 per month from Q1-2020

Selected Business Highlights – Quarter Ended June 30, 2020

●	Announced the expansion of its chain retail program by 1,200 new stores with a large national retailer to total over 7,500 stores

●	Launched Veritas Farms™ Beauty and Pet lines in Kinney Drugs

●	Introduced 8oz and 1-gallon hand sanitizer line

●	Hosted the first annual Virtual Wellness Summit

●	Announced the start of 2020 planting season with improved processes and genetics

Alexander M. Salgado, CEO, and co-founder of Veritas Farms, commented, “The 2020 business climate required us to make strategic pivots to our business plan. Punctuated by our reduction in SG&A expenses, our expansive e-commerce initiatives, and our launch of Veritas Farms™ Hand Sanitizer, we continue to deliver the best hand sanitizer and full spectrum hemp oil products to our customers and grow our business despite COVID-19 related challenges. I applaud our team’s efforts and look forward to bringing our premium full spectrum hemp oil to new customers.”

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole-plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids.  The Company currently owns and operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp.  The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors.  All Veritas Farms™ brand products are third-party laboratory tested for strength and purity.  The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (888) 549-7888

E-mail: ir@theveritasfarms.com

Veritas Farms, Inc. - Social Media

Instagram:  www.instagram.com/veritasfarmsofficial/

Facebook: www.facebook.com/VeritasFarmsOfficial/

LinkedIn: www.linkedin.com/company/veritasfarms/

Twitter: www.twitter.com/theveritasfarms

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.”  Although the Company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct.  These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated.  Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all.  Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update any of the information contained or referenced in this press release.